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                                                                   Exhibit 10.13

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and effective this 1st day of March, 2000, by and between, NET-tel Corporation (hereinafter referred to as "NET-tel or Corporation") having its principal place of business at 1023 31st Street, N.W., Washington, D.C. 20007 and Craig R. Bandes, (hereinafter referred to as the "Employee"), who resides at 735 S. Pitt Street, Alexandria, VA 22314.

     A. Corporation is engaged in the business of designing, creating, marketing, and providing broadband integrated access telecommunications services to the small and medium sized business market.

     B. Corporation desires to continue the employment relationship of the Employee.

     C. The parties hereto desire to specify the terms of Employee's employment by Corporation.

Therefore, the parties agree as follows:

     1.  Term of Employment.
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     Corporation hereby agrees to amend its employment relationship subject to and upon the terms and conditions of this Agreement. This Agreement shall commence on March 1, 2000, and remain in full force and effect unless and until terminated by either party pursuant to the provisions in Paragraph 8.

     2.  Duties.
         ------

     Employee shall continue to be employed by the Corporation as the Sr. Vice President, Corporate Development or in such other positions involving comparable responsibilities as the Chief Executive Officer or the Board of Directors of the Corporation may designate from time to time. Employee shall perform the duties normally associated with such position. In addition, Employee shall perform such other duties as the Corporation shall reasonable assign from time to time.

     3.  Compensation.
         ------------

     As compensation for services rendered to the corporation, the Corporation shall pay Employee a Base Salary, which on an annualized basis would be equivalent to $180,000 and will be paid in semi-monthly installments. In addition to the Base Salary, the Employee shall be entitled to an annual bonus of up to 70 percent of his Base Salary, payable quarterly (i.e., up to 17.5 percent every three months) to be based on Employee meeting Corporation, department and personal objectives.

     4.  Best Efforts.
         ------------

         4.1 Employee agrees to perform to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Corporation. Such duties shall be performed at such place(s) as the needs, business, or opportunities the Corporation may require from time to time.

         4.2 Employee agrees that so long as this Agreement continues in effect, Employee shall devote substantially all of his full business time and energies to the business and affairs of the Corporation, Employee shall use his best efforts, skills and abilities to promote the Corporation's interests, and Employee shall perform the duties described in this Agreement and such other duties as may reasonably be assigned to Employee.

     5.  Prohibition on Using Confidential Information and Non Solicitation
         -------------------------------------------------------------------

         The Employee agrees to the terms and conditions of the attached Agreement Regarding Confidentiality, Non-Solicitation, as attached hereto and incorporated into this Agreement by reference.

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     6.  Covenant Not to Compete.
         -----------------------

         6.1 Except as expressly noted herein, during Employee's employment with the Corporation, and for a period of one (1) year following the termination of the Agreement and Employee's employment thereunder, Employee shall not, either directly or indirectly, engage in or have any interest in any person, firm, corporation or business (whether as an employee, officer, director, agent, or principal investor) that engages in a business in direct competition with the Corporation within 90 miles of the Corporation's corporate headquarters.

         6.2 Subject to the terms of Paragraph 8.1(b), upon termination of this Agreement by Corporation under Paragraph 8.1, Employee will be paid severance pay for a period of one year based on the Employee's Base Salary, to be paid in accordance with the Corporation's payment of Base Salary.

     7.  Enforcement of Covenant Not to Compete.
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     If Employee breaches or threatens to breach the terms of the Covenant Not to Compete of this Agreement, NET-tel may pursue any remedies it is or may be entitled to under the law or equity, including injunctive relief. Employee acknowledges that NET-tel would be irreparably injured upon Employee's breach of the foregoing provisions regarding confidential information, non-solicitation, and covenant not to compete, and it is difficult to ascertain with certainty the amount of money damages NET-tel will suffer. Employee agrees, however, that a reasonable amount of such money damages would be the commissions and bonuses Employee was paid by NET-tel in the six (6) month period prior to Employee's termination. Provided further, however, that nothing herein shall preclude NET-tel from seeking a recoupment of its actual damages should they be ascertainable in an amount certain and should they exceed the amount of commissions and bonuses Employee received in the six (6) months prior to termination.

     8.  Termination.
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         8.1  Termination Without Cause.  Employee's employment under this
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Agreement shall be on an "at will" basis.  Subject to the provisions of
Paragraph 8.2, either party may terminate this Agreement and Employee's employment thereunder at any time, for any reason or no reason whatsoever.

              (a) Subject to the terms of Paragraph 8.1(b), upon termination of this Agreement by Corporation under Paragraph 8.1, Employee will be paid severance pay equal to four weeks of his Base Salary for every year Employee was employed by Corporation.

              (b) If, in the good faith belief of the Corporation, the Employee breaches the prohibition against disclosing Confidential Information, the Non-Solicitation clause and the Covenant Not Compete, the Employee's entitlement to any severance will cease immediately and Corporation shall have no further obligation or liability to Employee.

              (c) Upon termination of employment under Paragraph 8.1, Employee will be entitled to payment for his unused personal days.

         8.2  Termination for Cause. Corporation may terminate this Agreement
              ---------------------
for Cause and cancel its obligation to Employee hereunder, except for base salary earned but unpaid to the effective date of termination. In the event the Agreement is terminated under this Paragraph for cause, Employee will not be entitled to severance pay. As used herein, the term "Cause" shall include, but not be limited to: (i) the commission of Employee of a felony or a crime involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud, (ii) conduct by Employee tending to bring Corporation into substantial public disgrace or dispute, (iii) failure of Employee to perform, in any material respect, his obligations under this Agreement or the reasonable directives of the Board or the Corporation's Chief Executive Officer, (iv) failure of Employee to perform his job in an efficient and satisfactory manner, (v) negligence or willful misconduct by Employee in providing services required hereby, (vi) Employee's breach of any aspect of this Agreement (viii) the determination by the Board that Employee has acted, or

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had failed to act, which action or failure to take actions are within Employee's power and authority, in a manner detrimental to the best interests of Corporation.

         8.3  Death or Disability.  In the event of Employee's death or the
              -------------------
Employee's inability, due to a disability, to perform the essential functions of his job with or without reasonable accommodation during the term of this Agreement, Corporation shall have no further obligations or liability hereunder, except to pay to Employee or Employee's estate (in addition to and without regard for any benefits due under any insurance, retirement, stock option, or other benefit plan of the Corporation or any other person or entity) the amount of Employee's Compensation, including base salary, commissions, and unused personal leave, other payments accrued but unpaid at the date of Employee's death or disability as described above. Employee's employment shall be deemed terminated by reason of disability as described above only if the Board of Directors of the Corporation shall determine in good faith that Employee shall be unable to perform his duties by reason of such disability for a period of at least four (4) consecutive months.

         8.4  Return of Property.  Upon termination of this Agreement,
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Employee shall deliver all property (including keys, records, notes, data, memoranda, models, and equipment) that is in the Employee's possession or under the Employee's control which is the Corporation's property or related to the Corporation's business.

     9.  Governing Law.
         -------------

         This Agreement is made pursuant to, and shall be governed, construed, and enforced in all respects and for all purposes in accordance with the laws of the Commonwealth of Virginia.

     10. Waivers.
         -------

         No consent or waiver, express or implied, by either party, to or of any breach or default by the other in the performance by the other of its obligations hereunder, shall be deemed or construed to be a consent or waiver to, or of, any other breach or default in the performance by such other party hereunder. Failure on the part of either party to complain of any act or failure to act of any other party, or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

     11. Amendments.
         ----------

         This Agreement is subject to amendment only by a written agreement signed by all of the parties hereto.

     12. Attorneys' Fees.
         ---------------

         In the event of any litigation between the parties hereto to enforce any provision of this Agreement or any right of any party hereto, the unsuccessful party to such arbitration or litigation agrees to pay to the successful party, all costs and expenses, including reasonable attorneys' fees and costs incurred therein.

     13. Entire Agreement.
         ----------------

         This Agreement contains the entire Agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing.
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         IN WITNESS WHEREOF, the parties to this Agreement have duly executed the same on the date and year first above written.

NET-tel Corporation                Craig Bandes


By:    ./s/ James F. Kenefick      By: /s/ James K. Dize, Attorney-in-Fact
    -------------------------           ----------------------------------


Its:     President
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